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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): July 2, 2003


                                PHLO CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



          Delaware                   0-21079                 11-3314168
          --------                   -------                 ----------
(State or Other Jurisdiction       (Commission              (IRS Employer
      of Incorporation)            File Number)           Identification No.)


                6001-21 Argyle Forest Blvd.
                          PMB #117
                     Jacksonville, FL                            32244-5705
                     ----------------                            ----------
         (Address of Principal Executive Offices)                 (Zip Code)


       Registrant's telephone number, including area code: (973) 691-9012
                                                           --------------

                      13 Village Green, Budd Lake NJ 07828
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         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On July 2, 2003, Phlo Corporation (the "Company") dismissed Marcum & Kliegman LLP ("M&K") as its independent accountant. The Company's decision was approved by the Company's Board of Directors.

         During the Company's two most recent fiscal years and through the date of this report, there were no disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of M&K would have caused M&K to make reference to the subject matter of the disagreement in connection with its reports. During that period, there were no "reportable events" as listed in Item 304(a)(1)(v)(A)-(D) of Regulation S-K ("Regulation S-K") adopted by the Securities and Exchange Commission (the "Commission"). The Company has provided M&K a copy of this Form 8-K prior to its filing with the Commission. The Company will incorporate in this filing the response that it receives from M&K with respect to this filing, if any, upon receipt thereof.

         M&K's reports on the Company's financial statements for fiscal years 2002 and 2001 included a going-concern opinion, in which M&K reported that the Company's financial statements had been prepared assuming that the Company will continue as a going concern and that the Company's financial condition raised substantial doubt at the time each report was issued about the Company's ability to continue as a going concern. M&K has not issued an audit report on any of the Company's financial statements since the Company filed its annual report on Form 10-KSB on July 15, 2002, for the Company's fiscal year ended March 31, 2002.

         After the completion of an initial screening process, the Company has been approved as a client of a new independent accounting firm for the audit of the Company's financial statements, subject to the successful completion of the final stages of this accounting firm's due diligence investigation. The Company will make the appropriate filings with the Commission upon the engagement of the new independent accounting firm.


ITEM 5. OTHER EVENTS.

            The Company intends to spin-off the portion of its business that involves the development and commercialization of biotechnologies capable of being incorporated into primarily liquid products (for oral consumption) and foods, the manufacturing and marketing of products resulting therefrom, and the licensing or sublicensing of other biotechnologies. The Company anticipates that the spin-off will be accomplished by the distribution to Company shareholders of capital stock of an affiliated company. The assets of the affiliated company that the Company intends to spin-off shall include, but may not be limited to, all rights pursuant to an exclusive license for all uses (including nutraceutical, biotechnological and pharmaceutical), worldwide, of an invention, and all enhancements thereto, related to VEP/PPC (Vitamin E phosphate/polyenylphosphatidylcholine) in a micro-particle delivery system; all intellectual


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property related to the Aquis Oral Rehydration  Solution;  biotechnology related to modified pectin liposomal products and its possible use as a cancer treatment; and biotechnology related to insulin liposomal products and its possible use as a treatment for diabetes. The Company plans to complete the spin-off as expeditiously as possible.

            The Company believes that the proposed spin-off will provide greater value to shareholders by creating two public corporate entities that focus on separate scientific platforms and businesses. In addition, the spin-off will allow the management of each company to better focus on the individual businesses of the respective companies and facilitate the establishment of executive compensation that is more closely tied to the performance of each individual company's results. Finally, the Company believes that the proposed spin-off will enhance each company's access to financing.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Phlo Corporation



Date:  July 10, 2003                    By: /s/ James B. Hovis
                                            ------------------
                                            Name: James B. Hovis
                                            Title: President and Chief
                                                   Executive Officer